EXHIBIT 107

Calculation of Filing Fee Tables

SF-3
(Form Type)

John Deere Receivables LLC
(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type		Security Class Title		Fee Calculation or Carry Forward Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset Backed Securities		Class A-1 Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%			$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class A-2[A]/[B] Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%			$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class A-3 Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%			$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class A-4 Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%			$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class B Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%			$(1)	[ ]	(1)		$(1)
	Asset Backed Securities		Class C Asset Backed Notes, Series 20[ ]-[]		457(s)	(1)		$(1)	100%			$(1)	[ ]	(1)		$(1)
Fees Previously Paid		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)
Carry Forward Securities
Carry Forward Securities	Asset-Backed Securities		Asset-Backed Notes		457(p)	(3)	$725,337,000		100%		$725,337,000				$87,910.84		SF-3	333-228964	May 17, 2019	$87,910.84
	Total Offering Amounts								$0.00	(1)(3)
	Total Fees Previously Paid								$0.00	(3)
	Total Fee Offsets								$0.00	(3)
	Net Fee Due								$0.00	(1)(3)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name		Form or Filing Type		File Number		Initial Filing Date		Filing Date		Fee Offset Claimed		Security Type Associated with Fee Offset Claimed		Security Title Associated with Fee Offset Claimed		Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)
Fee Offset Sources		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)		(2)
Rule 457(p)
Fee Offset Claims(3)	John Deere Receivables LLC		SF-3		333-264978		May 16, 2022			(2)	$87,910.84		Asset-Backed Securities		Asset-Backed Notes		$725,337,000		$725,337,000			(2)
Fee Offset Sources(3)	John Deere Receivables, Inc.		S-3		333-197204			(2)	August 6, 2014			(2)		(2)		(2)		(2)		(2)	$87,910.84

(1) An unspecified amount of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Following the Registrant’s usage of the unused filing fees referenced in clause (3) below, Registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rule 456(c) and Rule 457(s) of the Securities Act of 1933.

(2) Not applicable.

(3) John Deere Receivables LLC, the Registrant under this registration statement, file number 333-264978 (this “Registration Statement), affirms that it and John Deere Receivables, Inc. are wholly-owned subsidiaries of John Deere Capital Corporation. John Deere Receivables, Inc. (“JDRI”) initially filled a registration statement, file number 333-197204, on July 2, 2014 (the “2014 Registration Statement”) and paid registration fees in the amount of $128.80 on July 2, 2014, and $1,656,407.18 on August 6, 2014, and offset $146,664.02 of unused filing fees from its prior registration statement, file number 333-176018, initially filed on September 2, 2011, in connection with the registration of $14,000,000,000 of securities under the 2014 Registration Statement at a filing fee rate of $128.80 per million. JDRI sold $2,528,740,000 of securities under the 2014 Registration Statement, using $325,701.72 of the filing fees and leaving $1,477,498.28 of unused filing fees under the 2014 Registration Statement. JDRI initially filed a registration statement, file number 333-208068, on November 17, 2015, which went effective on February 12, 2016 (the “2016 Registration Statement”), and registered $14,000,000,000 of securities under the 2016 Registration Statement at a filing fee rate of $100.70 per million, and offset the $1,409,800 of filing fees with $1,409,800 of the unused filing fees from the 2014 Registration Statement. JDRI sold $5,755,310,000 of securities and used $579,559.72 of filing fees under the 2016 Registration Statement, leaving $830,240.28 of unused filing fees under the 2016 Registration Statement. The Registrant initially filed a registration statement, file number 333-228964 (the “2019 Registration Statement”) on December 21, 2018, which went effective on May 17, 2019, and registered $6,850,183,000 of securities under the 2019 Registration Statement at a filing fee rate of $121.20 per million. The filing fee of $830,240.18 was offset by $830,240.18 of the unused filing fees from the 2016 Registration Statement. Prior to the date of the filing of this Registration Statement, the Registrant sold $6,124,846,000 of securities under the 2019 Registration Statement, leaving $725,337,000 of unsold securities and $87,910.84 of unused registration fees under the 2019 Registration Statement. The Registrant is offsetting $87,910.84 of filing fees with respect to this Registration Statement against such unsold securities and unused filing fees, leaving no unsold securities and no unused filing fees under the 2019 Registration Statement. The applicable registrant has either withdrawn each prior registration statement or has terminated or completed any offering that included the unsold securities under the prior registration statements.

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